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                                                      Kearny Financial Corp.
                                                      Subscription & Community
                                                      Offering
                                                      Stock Order Form
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                                                      Kearny Federal Savings Bank             Expiration Date
                                                                                          for Stock Order Forms:
                                                        Stock Information Center           ___day, ____ x. 2004
                                                            120 Passaic Ave.                12:00 Noon, Eastern
                                                          Fairfield, NJ 07004                      Time
                                                              xxx-xxx-xxxx                     (received not
                                                                                                postmarked)
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                                                      IMPORTANT:  A  properly  completed original stock  order  form must be used to subscribe for common stock. Copies of this form are not required to be accepted.  Please read the Stock Ownership  Guide and Stock Order Form
                                                      Instructions as you complete this form.
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      1) Number of Shares       Subscription    (2) Total Payment Due          Minimum number of shares: 25 shares ($250.00)
      -------------------         Price       ---------------------------      Maximum number of shares: 50,000 shares ($500,000.00)
                                X 10.00 =     $                                See Instructions.
      -------------------                     ---------------------------
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(3) Employee/Officer/Director Information
[_]  Check here if you are an employee, officer or director of Kearny Federal Savings Bank or member of such  person's immediate family living in the same household.
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(4) Method of Payment/Check                                                          Total Check    $                  .
    Enclosed is a check, bank draft or money order payable to Kearny Financial Corp.
    in the amount indicated in this box.
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(5) Method of Payment/Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Kearny Federal Savings
    Bank.  There is no early withdrawal penalty for this form of payment.  Individual Retirement Accounts maintained at Kearny
    Federal Savings Bank cannot be used unless special transfer arrangements are made.
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                Bank Use                              Account Number(s) To Withdraw                      $ Withdrawal Amount
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                                                                                                   $                  .
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                                                                                                   $                  .
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(6) Purchaser Information
    Subscription Offering - Check here if you are:
    ---------------------

[_]  a. An Eligible Account Holder with a deposit account(s)  totaling $50.00 or more on March 31, 2003.  (Former  depositors of West Essex Bank,  which was acquired by Kearny  Federal  Savings Bank in July 2003,  will be treated as
     Eligible  Account Holders if they had deposits with West Essex at the close of business on March 31, 2003 of at least $50.00) List account(s) below.
                                                       ---------------------
    b. A Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on September 30, 2004 but are not an Eligible Account Holder.  List account(s) below.
                                    ---------------------
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PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE
FOR ADDITIONAL SPACE.
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        Account Number(s)                             Account Title (Name(s) on Account)                              BANK USE
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                                                                                                   ---------------------------------
(7) Form of Stock Ownership &  SS# or Tax ID#:                                                     SS#/Tax ID#-
                                                                                                   ---------------------------------
[_] Individual   [_] Joint Tenants   [_] Tenants in Common      [_] Fiduciary (i.e. trust, estate) SS#/Tax ID#-
[_] Uniform Transfers to Minors Act  [_]  Company/Corporation/  [_] IRA or other qualified plan    ---------------------------------
    (Indicate SS# of Minor only)          Partnership
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(8) Stock Registration & Address:
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                                        Name and  address  to  appear on stock certificate.
                                        --------------------------------------------------
                         Shares must be registered as reflected as reflected on your qualifying account.
          Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription  rights (with certain exceptions for IRA and Keogh purchases).
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  Name:
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  Name
  Continued:
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  Mail to-
  Street:
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  City:                                                                  State:                  Zip Code:
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  (9) Telephone     (         )             --                (         )              --                  County of
   Daytime/Evening                                                                                         Residence
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(10) [_] NASD Affiliation  -  Check here if you are a member        (11) [_] Associates/Acting in  Concert - Check here and complete of the National Association of Securities  Dealers,  Inc. ("NASD"), the reverse side of this form, if you or any associates or
a person affiliated, or associated, with a NASD member,             persons acting in concert with you have submitted other orders
(continued on reverse side)                                         for shares.
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(12) Acknowledgement - To be effective, this stock order form must be properly completed and physically received by Kearny Federal
Savings Bank no later than 12:00 noon, eastern time, on ___day, ____ x, 2004, unless extended; otherwise this stock order form  and all subscription rights will be void. The undersigned  agrees that after receipt by Kearny Federal Savings Bank, this stock order form may not be modified, withdrawn or canceled without Kearny Federal Savings Bank's consent and if authorization to withdraw from deposit accounts at Kearny Federal Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or
Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding.  It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Stock Issuance of Kearny Financial Corp. described in the accompanying prospectus.  The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and  delivery of this stock order form to
Kearny Federal Savings Bank.
Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Kearny Federal Savings
Bank, Kearny MHC and Kearny Financial Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of  subscription  rights and will not honor orders known by them to involve such transfer. Bank Use Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.
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                   THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED IN ADDITION TO THE SIGNATURE BELOW
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  Signature                                                       Signature
  Date                                                            Date
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

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Item (6) Purchaser Account Information - continued:
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            Account Number(s)                      Account Title (Name(s) on Account)                              BANK USE
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Item (10) NASD continued:
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a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest.  You agree, if you have checked the NASD  Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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Item (11) Associates/Acting In Concert continued:
If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates
(as defined below) or by persons acting in concert with you (also defined below).
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                             Name(s)  listed on other  stock  order  forms                                Number of shares ordered
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Associate - The term "associate" of a particular person means:
---------
   (1)  any  corporation or organization (other than the Bank or a majority-owned subsidiary or a majority-owning parent corporation of the Bank) of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

   (2)  any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; or

   (3)  any relative or spouse of such person, or any relative of such spouse, who has the same home as such  person or who is a director or officer of the Bank or the Stock Holding Company, or any of its parents or subsidiaries.

Acting in concert - The term "acting in concert" means:
-----------------
   (1)  knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

   (2)  a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

   In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also  acting in concert with that other party.

   We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.
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                               YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
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                                                            CERTIFICATION FORM
I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
INSURANCE  CORPORATION, AND IS NOT INSURED OR GUARANTEED BY KEARNY MHC, KEARNY FINANCIAL CORP., KEARNY FEDERAL SAVINGS BANK, THE
FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.
If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call Robert
Albanese, Regional Director of the Northeast  Regional Office of the Office of Thrift Supervision at (201) 413-1000.
I further certify that, before purchasing the common stock, par value $0.10 per share, of Kearny Financial Corp. (the "Company"), the holding company for Kearny  Federal  Savings Bank, I received a prospectus of the Company dated _____, 2004 relating to such offer of common stock.
The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes  in the "Risk Factors" section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following:


1.  After this offering, our return on equity will be low compared to other companies. This could negatively impact the price of our stock.
2.  An increase in interest rates is expected to adversely affect our earnings.
3.  Additional public company and annual stock employee compensation and benefit expenses following the offering may reduce our profitability and stockholder's equity.
4.  The implementation of stock-based plans may dilute your ownership interest in Kearny Financial Corp.
5.  We have recently opened a new administrative building and intend to construct new buildings for certain existing branch locations.  Costs related to these buildings will negatively impact earnings in future periods.
6.  We may not be able to successfully implement our plans for growth, continue to experience the same rate of growth that we have in the past, and we may not be able to successfully manage our future growth.
7.  Persons who purchase stock in the offering will own a minority of Kearny Financial Corp.'s common stock and will not be able to exercise voting control over most matters to put to a vote of stockholders, including any proposal regarding the acquisition of Kearny Financial Corp.
8.  A  portion of our loan portfolio consists of multi-family and commercial real estate loans and commercial loans, and we intend to continue our origination of such loans after the offering at the same level, if not higher. The repayment  risk related to these types of loans is considered to be greater than the risk related to one-to-four family residential loans.
9.  Our business is geographically concentrated in a small area and a downturn in local conditions could have an adverse impact on our profitability.
10. We have broad discretion in allocating the proceeds of the offering.  Our failure to effectively utilize such proceeds would reduce our profitability.
11. Our stock price may decline when trading commences.
12. Office of Thrift Supervision policy on remutualization transactions could prohibit acquisition of Kearny Financial Corp., which may adversely affect our stock price.

         (By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,
                            Including the Securities Act of 1933 and the Securities Exchange Act of 1934)
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  Signature                                                 Date       Signature                                             Date
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  Print Name                                                           Print Name
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                                     THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK
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Kearny Financial Corp.
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                              Stock Ownership Guide
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Individual
Include the first name,  middle initial and last name of the shareholder.  Avoid the use of two initials.  Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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Joint Tenants
Joint  tenants  with right of  survivorship  may be specified to identify two or more owners.  When stock is held by joint  tenants  with right of  survivorship, ownership is intended to pass  automatically  to the surviving  joint  tenant(s)
upon the death of any joint  tenant.  All parties  must agree to the transfer or sale of shares held by joint tenants.
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Tenants in Common
Tenants in common may also be specified  to identify  two or more  owners.  When stock is held by tenants in common,  upon the death of one co-tenant,  ownership of the stock will be held by the surviving  co-tenant(s) and by the heirs of the deceased  co-tenant.  All parties  must agree to the  transfer or sale of shares held by tenants in common.
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Uniform Transfers to Minors Act ("UTMA")
Stock  may be held in the name of a  custodian  for a minor  under  the  Uniform
Transfers to Minors Act of each state.  There may be only one  custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST",  while the Uniform  Transfers to Minors Act is "UTMA".  Standard U.S.
Postal Service state  abbreviations  should be used to describe the  appropriate state. For example,  stock held by John Doe as custodian for Susan Doe under the
New Jersey Uniform  Transfers to Minors Act will be  abbreviated  John Doe, CUST
Susan Doe UTMA NJ (use minor's social security number).
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Fiduciaries
Information  provided  with respect to stock to be held in a fiduciary  capacity must contain the following:
     o    The name(s) of the fiduciary.  If an individual,  list the first name, middle  initial  and  last  name.  If a  corporation,  list  the  full corporate title (name).  If an individual and a corporation,  list the corporation's title before the individual.
     o    The fiduciary  capacity,  such as  administrator,  executor,  personal representative, conservator, trustee, committee, etc.
     o    A description  of the document  governing the fiduciary  relationship, such as a trust agreement or court order. Documentation establishing a fiduciary  relationship  may be required  to register  your stock in a fiduciary capacity.
     o    The date of the document  governing the relationship,  except that the date  of a  trust  created  by a  will  need  not be  included  in the description.
     o    The  name  of the  maker,  donor  or  testator  and  the  name  of the beneficiary.
An example of fiduciary  ownership of stock in the case of a trust is: John Doe,
Trustee Under Agreement Dated 10-1-93 for Susan Doe.
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                          Stock Order Form Instructions
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Items 1 and 2 - Number of Shares and Total Payment Due
Fill in the number of shares  that you wish to  purchase  and the total  payment due. The amount due is  determined  by  multiplying  the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription
Offering is 25 shares.  As more fully  described  in the plan of stock  issuance outlined  in  the  prospectus,  the  maximum  purchase  in any  category  of the
Subscription  Offering is $500,000 (50,000 shares),  and the maximum purchase in the Community  Offering (if held) by any person,  is $500,000  (50,000  shares).
However, no person,  together with associates and persons acting in concert with such person, may purchase in the aggregate more than $750,000 (75,000 shares) of common stock.
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Item 3 - Employee/Officer/Director Information
Check this box to indicate  whether you are an employee,  officer or director of
Kearny Federal Savings Bank or a member of such person's immediate family living in the same household.
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Item 4 - Method of Payment by Check
If you pay for your stock by check,  bank  draft or money  order,  indicate  the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Kearny  Financial Corp.  Payment in cash may be made only if delivered in person.  Your funds will earn interest at Kearny Federal Savings
Bank's passbook savings rate of interest until the stock offering is completed.
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Item 5 - Method of Payment by Withdrawal
If you pay for your  stock by a  withdrawal  from a  deposit  account  at Kearny
Federal  Savings  Bank,  indicate the account  number(s)  and the amount of your withdrawal  authorization  for each account.  The total amount  withdrawn should equal the amount of your stock purchase.  There will be no penalty  assessed for early withdrawals from certificate accounts used for stock purchases.  This form of payment may not be used if your account is an Individual Retirement Account.
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Item 6 - Purchaser Information
Subscription Offering
a.   Check this box if you had a deposit  account(s)  totaling $50.00 or more on
     March 31, 2003  ("Eligible  Account  Holder").  (Former  depositors of West
     Essex Bank, which was acquired by Kearny Federal Savings Bank in July 2003, will be treated as Eligible  Account Holders if they had deposits with West
     Essex at the close of business on March 31, 2003 of at least $50.00)
b.   Check this box if you had a deposit account(s) totaling $50.00 on September
     30, 2004 but are not an Eligible  Account  Holder  ("Supplemental  Eligible
     Account Holder").
Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.
     Note:Failure  to list all your  accounts  may result in the loss of part or all of your subscription rights.
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Items 7 and 8 - Form of Stock  Ownership,  SS# or Tax ID#,  Stock  Registration,
Mailing Address and County
Check  the box  that  applies  to your  requested  form of stock  ownership  and indicate  your  social  security or tax ID  number(s)  in item 7.  Complete  the requested stock certificate registration,  mailing address and county in item 8.
The stock  transfer  industry  has  developed  a uniform  system of  shareholder registrations that will be used in the issuance of your common stock.
If you have any  questions  regarding  the  registration  of your stock,  please consult your legal  advisor.  Stock  ownership  must be registered in one of the ways described above under "Stock Ownership Guide". Shares must be registered as reflected  on your  qualifying  account.  Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription  rights.  (With certain exceptions for IRA and Keogh purchases).

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Item 9 - Telephone Number(s)
Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.
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Item 10 - NASD Affiliation
Check this box if you are a member of the NASD or if this item otherwise applies to you.
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Item 11 - Associates/Acting in Concert
Check this box if you or any associate or person acting in concert with you(as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.
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Item 12 - Acknowledgement
Sign and date the stock order form and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your  completed  stock  order  form and  certification  form in the envelope that has been provided, or you may deliver your stock order and certification form to any full service branch office of Kearny Federal Savings Bank. Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Kearny Financial Corp. no later than 12:00 noon, eastern time, on ___day, ____ x, 2004 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The stock information center will be closed for bank holidays.

                           Kearny Federal Savings Bank
                            Stock Information Center
                                120 Passaic Ave.
                               Fairfield, NJ 07004
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